Exhibit 99.1
                                                                    ------------

                       Digital Courier Technologies, Inc.
                       Reverse Stock Split and Name Change
                         Effective Thursday, May 8, 2003


SALT LAKE CITY, UTAH, (May 7, 2003) - Digital Courier  Technologies,  Inc. (OTC:
DCTI.PK), a leading provider of Internet payment technology, announced that a 1-for-100 reverse split of its common stock will take effect at the commencement of trading on Thursday, May 8, 2003. Starting May 8, 2003, DCTI's common stock will trade under the symbol "TNXS". On May 8, 2003, DCTI will also change its name to TransAxis, Inc.

About Digital Courier Technologies, Inc.
DCTI is at the forefront of Internet payment technology. Specializing in risk management and fraud control, DCTI provides highly scalable, reliable, and fully integrated payment software and systems for businesses, Internet merchants, and financial institutions. Payment features of the DCTI system include advanced authentication, validation, fraud screening, payment authorization, settlement, and real-time reporting. For more information, please visit www.dcti.com.

Note: The statements released by Digital Courier Technologies, Inc. (the "Company") that are not purely historical are forward-looking within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, include statements regarding the Company's expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company's business prospects and performance. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Risk factors include general economic, competitive, governmental, and technological factors as discussed in the Company's filings with the SEC on Forms 10-K, 10-Q and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

                                     # # #